Exhibit (10)(a)
                           1985 Stock Option Plan
                         (As Amended and Restated)

                                 Article 1
                               Establishment

Sprint Corporation, a Kansas corporation (the "Company"), hereby establishes a stock option plan to be named the Sprint Corporation 1985 Stock Option Plan (the "Plan") for its officers and key employees and those of its Subsidiaries.

                                 Article 2
                     Adoption of 1990 Plan Provisions

The terms of the Sprint Corporation 1990 Stock Option Plan, as amended from time to time, are hereby adopted as the terms of the Plan in all respects, except as noted in this Article 2.

2.01.   Definitional Differences.

(a) Conflicting Definitions. Any capitalized term used in this Plan shall have the definition set forth in the 1990 Plan unless a definition is explicitly set forth in this Plan.
(b) Plan. Whenever the term "Plan" is referred to in the 1990 Plan, it shall be read as a reference to this Plan for purposes of this Plan.

2.02. Plan Not Enacted Pursuant to Program.

This Plan has not been enacted under the authority of the 1997 Program. References in the 1990 Plan to the limitations set out in the Program do not apply to this Plan.

2.03.   Shares Authorized to be Issued.

The maximum number of shares of Common Stock that may be issued on exercise of Options under this Plan shall not exceed 3,152,6181 (1)

2.04.   No Reloads to be Issued Under the Plan.

Options issued under the Plan may have Reload Rights, but the Reload Options granted when Reload Rights are triggered and the shares of Common Stock issued on exercise of any Reload Option shall be issued under the 1990 Plan and not under this Plan. 2.05. Effective Date and Duration of Plan. This Plan became effective on April 23, 1985. No Incentive Stock Options shall be granted under this Plan after April 22, 1995, but the Expiration Date of Incentive Stock Options granted on or before that date may fall after that date.

(1)The initial number of shares, 1,500,000, was doubled after the December, 1989, 2-for-1 stock split to 3,000,000 shares. After the spin-off of 360 Communications Company on March 7, 1996, the number of shares subject to Options then outstanding and unexercised were increased by a factor of 1.214, resulting in an additional 152,618 shares authorized under this Plan.